10F-3 Report - Smith Barney Muni Funds

SmB Muni Funds - Florida Portfolio

October 1, 2004       through March 31, 2005


        ID    Issuer Name           Trade Date
Selling DealerTotal Amount Purchase Price % Received by Fund
% of Issue (1)
 388  Puerto Rico Electric Power Authority  3/28/2005 JP Morgan
2,000,000.00         $104.23          0.192%        0.670%
 394  Leon County Florida Capital
      Improvement                         3/30/2005 A.G.EDWARDS
1,000,000.00         $104.72          1.828%          1.828%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts;
may not exceed 25% of the principal amount of the offering.
Other Participant Accounts Issue Amount Total Received All Funds


388  -Includes purchases by other affiliated mutual funds and
5,000,000.00            1,044,225,000.00       7,000,000.00
discretionary accounts in the amount of:

394  -Includes purchases by other affiliated mutual funds and
0.00               54,695,000.00       1,000,000.00
discretionary accounts in the amount of:




 388  Puerto Rico Electric Power Authority 3/28/2005 JP Morgan
1,000,000.00         $104.23          0.096%       0.670%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

Other Participant Accounts Issue Amount Total Received All
Funds
388  -Includes purchases by other affiliated mutual funds and
6,000,000.00            1,044,225,000.00       7,000,000.00
     discretionary accounts in the amount of:


Thursday, May 26, 2005 3:41:37 PM
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                                             10F-3 Report

SmB Muni Funds - National Portfolio

October 1, 2004       through March 31, 2005


ID         Issuer Name    Trade Date Selling Dealer
Total Amount  Purchase Price % Received by Fund% of Issue (1)
322  New York City Muni. Water Finance Autho. 11/23/2004 Goldman Sachs
5,000,000.00         $101.73          0.534%       0.895%
 333  NYC Municipal Water Authority Series 2005 C3/3/2005  First Albany
                                                           Capital
2,500,000.00         $104.48          0.429%           0.858%
388  Puerto Rico Electric Power Authority       3/28/2005 JP Morgan
2,000,000.00         $104.23          0.192%     0.670%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts;may not exceed 25% of the principal amount of the offering.

Other Participant Accounts   Issue Amount  Total Received All
Funds
322 -Includes purchases by other affiliated mutual funds and
3,375,000.00  935,480,000.00       8,375,000.00
discretionary accounts in the amount of:


333 -Includes purchases by other affiliated mutual funds and
2,500,000.00    582,915,000.00       5,000,000.00
discretionary accounts in the amount of:

388 -Includes purchases by other affiliated mutual funds and
5,000,000.00            1,044,225,000.00       7,000,000.00
discretionary accounts in the amount of:




Thursday, May 26, 2005 3:41:37 PM
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                                      10F-3 Report
SmB Muni Funds - New York Portfolio

October 1, 2004       through March 31, 2005


ID         Issuer Name Trade Date Selling Dealer Total Amount
Purchase Price  % Received by Fund % of Issue (1)

 86  Empire State Dev Corp (NYSUDC) 5 1/4% due 3/15/34 12/2/2004G
oldman Sachs          11,100,000.00         $104.07        4.673%
5.935%
455  Sales Tax Asset Receivable Corp                  10/28/2004
Goldman Sachs           3,000,000.00         $103.32        0.159%
0.757%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

Other Participant Accounts  Issue Amount Total Received All
Funds


86  -Includes purchases by other affiliated mutual funds and
3,000,000.00              237,560,000.00      14,100,000.00
discretionary accounts in the amount of:
455  -Includes purchases by other affiliated mutual funds and
11,250,000.00            1,882,185,000.00      14,250,000.00
discretionary accounts in the amount of:




Thursday, May 26, 2005 3:41:37 PM
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10F-3 Report

Smith Barney Muni Funds - Limited Term Portfolio

October 1, 2004 through March 31, 2005


 ID     Issuer Name               Trade Date      Selling Dealer
Total Amount Purchase Price % Received by Fund    % of Issue (1)

 319  The City Of New York                  11/5/2004 Bear Stearns
5,000,000.00         $106.63          0.396%      0.396%
 455  Sales Tax Asset Receivable Corp   10/28/2004    Goldman Sachs
5,000,000.00         $103.32          0.266%                 0.757%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

Other Participant Accounts  Issue Amount   Total Received All
Funds



319   -Includes purchases by other affiliated mutual funds and
0.00            1,261,950,000.00       5,000,000.00
discretionary accounts in the amount of:

455         -Includes purchases by other affiliated mutual funds and
9,250,000.00            1,882,185,000.00      14,250,000.00
discretionary accounts in the amount of:



Thursday, May 26, 2005 3:41:37 PM
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